SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 31, 2005, Ligand Pharmaceuticals Incorporated accelerated the vesting of certain unvested and "out-of-the-money" stock options previously awarded to the executive officers and other employees under the Company's 1992 and 2002 stock option plans which have an exercise price greater than $10.41, the closing price on that date. Options to purchase approximately 1.3 million shares of common stock (of which approximately 450,000 shares are subject to options held by the executive officers) are subject to this acceleration. Options held by non-employee directors were not included in the acceleration.

     Holders of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, were given the election to decline the acceleration of their options if such acceleration would have the effect of changing the status of such option for federal income tax purposes from an ISO to a non-qualified stock option. In addition, the executive officers plus other members of senior management have agreed that they will not sell any shares acquired through the exercise of an accelerated option prior to the date on which the exercise would have been permitted under the option's original vesting terms. This agreement does not apply to a) shares sold in order pay applicable taxes resulting from the exercise of an accelerated option or b) upon the officers retirement or other termination of employment.

     Because these options have exercise prices in excess of current market value (are "out-of-the-money"), and are not fully achieving their original objectives of incentive compensation and employee retention, the Company expects that the acceleration may have a positive effect on employee morale, retention and perception of option value. The acceleration would eliminate any future compensation expense the Company would otherwise recognize in its income statement with respect to these options with the implementation of the Financial Accounting Standard Board (FASB) statement "Share-Based Payment" (FAS 123R) as expected effective July 1, 2005. We estimate this compensation expense, before tax, would total $10.5 million (approximately $2.5 million in 2005, $3.7 million in 2006, $3.1 million in 2007, and $1.2 million in 2008) based on value calculations using the Black-Scholes methodology.




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EXHIBIT  NUMBER    DESCRIPTION
99.1               Press Release of the Company dated February 1, 2005
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                            LIGAND PHARMACEUTICALS INCORPORATED


Date : February 1, 2005     By:    /S/WARNER BROADDUS
                            Name:  Warner Broaddus
                            Title: Vice President, General Counsel & Secretary